Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Electronic Arts Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-183077, 333-176181, 333-168680, 333-161229, 333-152757, 333-145182, 333-138532, 333-127156, 333-117990, 333-107710, 333-99525, 333-67430, 333-44222, 333-190355, and 333-213044) and Form S-3 (No. 333-199995) of Electronic Arts Inc. (the Company) of our report dated May 24, 2017, with respect to the consolidated balance sheets of Electronic Arts Inc. as of April 1, 2017 and April 2, 2016, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended April 1, 2017, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of April 1, 2017, which report appears in the April 1, 2017 annual report on Form 10-K of the Company.

/s/ KPMG LLP
Santa Clara, California
May 24, 2017